EXHIBIT 10.01

         AMENDMENT made this 2nd day of July, 2007 to the Executive Employment Agreement dated May 25, 2001, as amended, between THE SAGEMARK COMPANIES LTD. (the "Company") and THEODORE B. SHAPIRO ("Executive"), such agreement being hereinafter referred to as the "Original Agreement".

                              W I T N E S S E T H :

         WHEREAS, in connection with a restructuring of the management of the Company, the parties hereto have agreed to amend the Original Agreement, all on and subject to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

         1. Incorporation by Reference. The terms and provisions of the Original Agreement are incorporated herein by reference thereto. All capitalized terms which are used but not defined herein shall have the meanings ascribed to them in the Original Agreement.

         2. Employment; Duties and Responsibilities. During the Term of the Original Agreement, the Company hereby employs Executive as its Vice President and Executive agrees to such employment, subject to the terms of the Original Agreement, as amended hereby. The performance by Executive of his services as Vice President will only require Executive to advise the Company's Chief Executive Officer as to matters affecting the Company's business. Executive will devote such portion of his time and effort to the performance of his services as Vice President as he determines is necessary therefor.

                  Executive shall perform his services from his home office in Florida and will not be required to travel on behalf of the Company except at such times, if any, as may be mutually agreed upon between Executive and the Company's Chief Executive Officer.

         3. Term. The Term of the Original Agreement, as amended hereby, shall expire on June 30, 2010 and shall be subject to earlier termination by Executive, at any time, without cause, upon thirty (30) days notice to the Company.

         4. Compensation. Executive hereby waives all right to any salary, bonus, severance compensation, Incentive Warrants (except for any such warrants previously issued to Executive or his affiliates), demand registration rights previously granted to him and his affiliates, medical/dental/life insurance/automobile allowance and/or expense reimbursements due to Executive as of and from and after the date hereof and, accordingly, the Company will not

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have any obligations therefore. Notwithstanding the foregoing, Executive will continue to receive his monthly medical/dental/life insurance/automobile allowance and will be reimbursed for all expenses incurred by him in the performance of his services hereunder upon presentation to the Company of documentation in support thereof.

         5. Registration Rights. Executive shall be entitled, both during and after the Term hereof, to all piggy back registration rights existing as of the date hereof with respect to the Company's securities owned by Executive or his affiliates (i.e., any entity owned, in whole or in part, by Executive). This provision shall survive the expiration or termination of the Term hereof.

         6. Insurance. At all times during the Term of the Original Agreement, as amended hereby, the Company shall maintain in force and effect, officer and director professional liability insurance covering Executive, in an amount not less than such insurance coverage as presently in force and effect.

         7. Release. Sagemark has, simultaneously with the execution of this Amendment, entered into a Mutual Release and Covenant Not to Sue with Executive by virtue of which the Company has released Executive from all claims and causes of action arising under or based upon the Original Agreement through the date hereof. For the avoidance of doubt, such release will continue in force and effect, notwithstanding the expiration or any earlier termination of the Original Agreement, as amended hereby, and all of the rights and obligations of Executive and the Company thereunder will continue in force and effect hereafter in accordance with the terms of the Original Agreement, as amended hereby.

         8. Authorization. The Company hereby represents and warrants to Executive that this Agreement has been duly authorized by all required corporate action of the Company and is an effective and binding obligation of the Company.

         9. No Further Amendment. The parties hereto acknowledge that the execution of this Amendment will not cause or result in the Company being liable to make any termination, severance or other similar payment to Executive or create an obligation to Executive except as provided herein. Except as provided herein, none of the other terms or provisions of the Original Agreement are amended hereby and the Original Agreement, as amended hereby, shall remain in full force and effect in accordance with its terms. To the extent that there is any inconsistency between the terms of this Amendment and the terms of the Original Agreement, the terms of this Amendment shall control.


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         IN WITNESS WHEREOF, the parties hereto have hereunto executed this
Amendment as of the day and year first above written.


WITNESS:                                    THE SAGEMARK COMPANIES LTD.


/s/ GEORGE MAHONEY                          By: /s/ RONALD LIPSTEIN
-----------------------------                   --------------------------------
George Mahoney                                  Ronald Lipstein, President and
                                                Chief Executive Officer

WITNESS:

/s/ KRYSTAL KOVACS                          /s/ THEODORE B. SHAPIRO
-----------------------------               ------------------------------------
Krystal Kovacs                              Theodore B. Shapiro



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